Exhibit 99.1

FOR IMMEDIATE RELEASE

March 14, 2019

Organogenesis Holdings Inc. Announces New $100 Million Credit Agreement with Silicon Valley Bank and MidCap Financial

CANTON, Mass. (March 14, 2019) – Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical and Sports Medicine markets, today announced a new credit agreement with Silicon Valley Bank, the lead agent, and MidCap Financial. The agreement provides for a credit facility in the aggregate principal amount of $100 milllion, consisting of a $60 million term loan facility and a $40 million revolving credit facility. The agreement contains customary representations, warranties, and covenants, including financial covenants, and requires achievement of certain financial milestones in order to draw the final $20 million of the term loan facility. The proceeds from the term loan and revolving credit facility will be used for general corporate purposes and the repayment of the Company’s existing credit facility and a lease with Eastward Capital Partners.

“Silicon Valley Bank has been a great partner to Organogenesis and we appreciate their continued support with this new credit agreement,” said Tim Cunningham, Chief Financial Officer of Organogenesis Holdings Inc. “This new term loan and revolving credit facility enhances our balance sheet and allows us to continue to execute our strategic growth objectives.”

“Organogenesis is driving important advancements in regenerative medicine,” said Kevin Longo, Northeast Head of Medical Device and Digital Health for Silicon Valley Bank. “We are pleased to expand our relationship with the Organogenesis team as they grow and scale their business.”

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About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company offering a portfolio of bioactive and acellular biomaterials products in advanced wound care and surgical biologics, including orthopedics and spine. Organogenesis’s comprehensive portfolio is designed to treat a variety of patients with repair and regenerative needs. For more information, visit www.organogenesis.com.

About Silicon Valley Bank

For more than 35 years, Silicon Valley Bank (SVB) has helped innovative companies and their investors move bold ideas forward, fast. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Learn more at svb.com.

About Midcap Financial

MidCap Financial is a middle market-focused, specialty finance firm that provides senior debt solutions to companies across all industries. MidCap is headquartered in Bethesda, MD, with offices in Chicago and Los Angeles, and provides a broad array of products intended to finance growth and manage working capital. For more information, visit www.midcapfinancial.com.

MidCap Financial refers to MidCap FinCo Designated Activity Company, a private limited company domiciled in Ireland, and its subsidiaries, including MidCap Financial Services, LLC. MidCap Financial Services, LLC employs all personnel and provides sourcing, due diligence and portfolio management services to MidCap FinCo Designated Activity Company pursuant to a services agreement. MidCap Financial is managed by Apollo Capital Management, L.P., a subsidiary of Apollo Global Management (NYSE:APO), pursuant to an investment management agreement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events and include statements regarding our ability to fund our strategic growth objectives. Forward looking statements are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward looking statements. These factors include, but are not limited to, the fact that the Company has incurred significant losses since inception and anticipates that it will incur substantial losses for the foreseeable future; the impact of any changes to the reimbursement levels for the Company’s products; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties described in other documents filed or to be filed with the Securities and Exchange Commission by the Company. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

Investor Inquiries:

Westwicke Partners

Mike Piccinino, CFA

OrganoIR@westwicke.com

443-213-0500

Press and Media Inquiries:

Organogenesis

Angelyn Lowe

alowe@organo.com

781-774-9364